                          U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 6, 1997
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                 Date of Report (date of earliest event reported)

                          DATALINK SYSTEMS CORPORATION
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               Exact name of Registrant as Specified in its Charter

         Nevada                   0-21069                 35-3574355
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation               Number                   Number

          2105 Hamilton Avenue, Suite 240, San Jose, California  95125
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           Address of Principal Executive Offices, Including Zip Code

                                (408) 558-0800
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               Registrant's Telephone Number, Including Area Code
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective May 6, 1997, the Company completed a transaction with a non-affiliated Canadian corporation (the Buyer) pursuant to which the Company sold its Quotexpress Software and related technology to the Buyer for cash and a note. At closing, the Company received $4,072,500 Canadian in cash. From this cash the Company paid finder's fees totaling $2,262,500 Canadian to two non-affiliates leaving the Company with a net cash amount of $1,810,000 Canadian. The Company also received a note for $14,027,500 Canadian. The note is due May 6, 2007, and bears interest at 6% per annum. The note is collateralized by the technology.

     The Company and the Buyer entered into a "Management and Marketing Agreement" dated May 6, 1997 (the Agreement). The Agreement expires August 31, 2007, and may be extended for two additional two year terms. The extension of the term will be automatic and the Company or the Buyer during any extension can terminate the agreement with 90 days notice to the other party. The significant terms of the agreement are as follows:

     Until the note is paid in full, the Company will receive an annual fee of 15% of "Direct Cost of Marketing, Distribution and Selling" technology related services, as defined in the Agreement. The Company receives an exclusive worldwide right to use, modify and sublicense the source code for the technology, including application software, intellectual property and documentation.

     The Company has first right of refusal in the event the Buyer desires to transfer all or part of the application software. The Buyer will receive, commencing February 28, 1998, an annual "owners fee" of $475,000 Canadian, which is to be applied as follows: pay accrued interest and the excess, if any; a) 55% of the remaining fee applied to the note balance, and b) 45% of the remaining fee paid in cash to the Buyer until the note is paid in full.

     Buyer will receive the "net revenue less owners fee payable," as defined in the Agreement, related to the technology sold to be applied as follows: a) 55% of the net revenue applied to the note balance, and b) 45% of the net revenue paid in cash to the Buyer until the note is paid in full.

     After the note is paid, the "net revenue," as defined in the agreement, related to the technology sold will be distributed as follows: (a) 55% to the Company as an agent's fee, and (b) 45% of the net revenue paid in cash to the Buyer.

     The cash received by the Company will be accounted for under the provisions of the "Emerging Issues Task Force, 88-18: Sales of Future Revenues." It is expected that the owners fees and net revenue allocated to the Buyer will not be sufficient to service the note receivable principal and interest payments due the Company and as such the note will not be recorded. The note is expected to have no financial statement impact.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

          Exhibit 10.1 Application Software Purchase Agreement between Datalink Systems Corporation and 605285 Ontario Inc.

          Exhibit 10.2  Management and Marketing Agreement between
                        Datalink Systems Corporation and 605285 Ontario Inc.

          Exhibit 10.3  6% Secured Term Note
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      DATALINK SYSTEMS CORPORATION

Dated: June 6, 1997                   By/s/ Anthony LaPine
                                         Anthony LaPine, President
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